UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  February 28, 2005

(Date of earliest event reported)

Inland Retail Real Estate Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-30413	36-4246655
(State or other jurisdiction	(Commission File Number)	(IRS Employer I.D. No.)
of incorporation)

2901 Butterfield Road

Oak Brook, Illinois 60523

(Address of Principal Executive Offices)

(630) 218-8000

(Registrant’s telephone number including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01       Entry Into a Material Definitive Agreement

On February 24, 2005, Inland Retail Real Estate Trust, Inc. (the “Company” or “we”) entered into a First Amendment to Transition Property Due Diligence Services Agreement with Inland Real Estate Acquisitions, Inc., or IREA.  This amendment modified the Transition Property Due Diligence Services Agreement, dated as of December 29, 2004, between us and IREA, to, among other things, eliminate the $11,500 non-accountable administrative overhead expense reimbursement payable by us to IREA.  Attached to this Current Report on Form 8-K as Exhibit No. 99.1 is a copy of the First Amendment to Transition Property Due Diligence Services Agreement which is incorporated into this filing in its entirety.

On February 24, 2005, we entered into a Property Services Agreement with IREA pursuant to which we provide to IREA certain property negotiation, acquisition, due diligence and closing services with respect to certain retail, mixed-use and single-user properties located east of the Mississippi River in the continental United States, but excluding that portion of such geographical area located within 400 miles of Oak Brook, Illinois.  The term of this agreement continues until the termination of the Property Acquisition Agreement, dated December 29, 2004, between us and IREA.  Under the Property Services Agreement, IREA is obligated to pay to us certain fees for services rendered (some of which are refundable or reimbursable to us in certain circumstances).  Attached to this Current Report on Form 8-K as Exhibit No. 99.2 is a copy of the Property Services Agreement which is incorporated into this filing in its entirety.

On February 24, 2005, we entered into a Letter Agreement with IREA pursuant to which we and IREA each waived certain of the fees and reimbursements payable with respect to certain properties under the Property Services Agreement described above and the Transition Property Due Diligence Services Agreement and Property Acquisition Agreement, dated as of December 29, 2004, with IREA.  Attached to this Current Report on Form 8-K as Exhibit No. 99.3 is a copy of the Letter Agreement which is incorporated into this filing in its entirety.

With respect to the foregoing agreements, the following is a brief description of material relationships between us and any of the other parties to the agreements:  Daniel Goodwin, Robert Parks and G. Joseph Cosenza all are shareholders of, and consultants to, the Company.  Additionally, Mr. Parks is our Chairman and serves on our Board of Directors.  Mr. Goodwin, Mr. Parks and Mr. Cosenza own interests in, and are officers and/or directors of, certain companies that indirectly own or control IREA.

This Current Report on Form 8-K may contain forward-looking statements.  Forward-looking statements are statements that are not historical, including statements regarding management’s intentions, beliefs, expectations, representations, plans or predictions of the future, and are typically identified by such words as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “may,” “will,” “should” and “could.”  We intend that such forward-looking statements be subject to the safe harbors created by Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and the Federal Private Securities Litigation Reform Act of 1995, and we include this statement for the purpose of complying with such safe harbor provisions.  There are numerous risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements and include, but are not limited to, the effects of future events on financial performance, changes in general economic conditions, adverse changes in real estate markets and the level and volatility of interest rates.  For a more complete discussion of these risks and uncertainties, please see our Annual Report on Form 10-K for the year ended December 31, 2003.  Inland Retail Real Estate Trust, Inc. disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

Item 9.01       Financial Statements and Exhibits

(c)	Exhibit Number	Description

	99.1	First Amendment to Transition Property Due Diligence Services Agreement dated February 24, 2005
	99.2	Property Services Agreement dated February 24, 2005
	99.3	Letter Agreement dated February 24, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INLAND RETAIL REAL ESTATE TRUST, INC.

By:	/s/ Barry L. Lazarus
Name:	Barry L. Lazarus
Title:	Chief Executive Officer, Chief Operating
Officer and President

Date:	February 28, 2005